SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: September 1, 1996


                    FRANCHISE FINANCE CORPORATION OF AMERICA
    ------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



       Delaware                  33-62629                  86-0736091
       --------                  --------                  ----------
    (State or other             (Commission              (IRS Employer
    jurisdiction of            File Number)          Identification Number)
    incorporation)



                17207 North Perimeter Drive, Scottsdale, AZ    85255
         --------------------------------------------------------------
               (Address of Principal Executive Offices)      (Zip Code)


       Registrant's telephone number, including area code: (602) 585-4500

                                      NONE
                                 --------------
          (Former Name or Former Address, if Change Since Last Report)

Item 5.  Other Events.

         Registrant has entered into a Revolving Loan Agreement (the "Loan Agreement") and an Equipment Revolving Loan Agreement (the "Equipment Loan Agreement") with FFCA Mortgage Corporation, a Delaware corporation, as borrower thereunder (the "Borrower"), each dated as of September 1, 1996, attached hereto and referenced as Exhibits 10.12 and 10.13, respectively. Pursuant to the Loan Agreement, Registrant has agreed to provide to the Borrower a revolving loan in the maximum principal amount of $225,000,000 and pursuant to the Equipment Loan Agreement, Registrant has agreed to provide to the Borrower a revolving loan in the maximum principal amount of $25,000,000.

         The Registrant owns all of the issued and outstanding non-voting preferred stock of the Borrower. Morton H. Fleischer, Chairman of the Board, Chief Executive Officer and President of the Registrant and Chairman of the Board and Executive Vice President of the Borrower, owns all of the issued and outstanding voting common stock of the Borrower.

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits

                  10.12  Revolving Loan Agreement
                  10.13  Equipment Revolving Loan Agreement

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   FRANCHISE FINANCE CORPORATION OF
                                   AMERICA (Registrant)



Dated: November 7, 1996           By /s/ John R. Barravecchia
                                      -----------------------------------------
                                      John R. Barravecchia, Executive Vice
                                      President and Chief Financial Officer


Dated: November 7, 1996           By /s/ Catherine F. Long
                                      -----------------------------------------
                                      Catherine F. Long, Vice President, Finance
                                      and Principal Accounting Officer